SECOND QUARTER 2015
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST
POTOMAC
REALTY TRUST	www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is on acquiring properties that can benefit from our intensive property management and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2015 Core FFO guidance and related assumptions, potential sales and timing of such sales, and future acquisitions and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and, if applicable, dispositions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2015 RESULTS

Announces Plan to Enhance Shareholder Value through Selective Asset Monetization and Enhanced Corporate Governance

BETHESDA, MD. (July 30, 2015) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2015.

Second Quarter 2015 and Subsequent Highlights

•	Reported Core Funds From Operations of $15.2 million, or $0.25 per diluted share.

•	Increased same-property net operating income by 5.2% on an accrual basis and 7.0% on a cash basis compared with the same period in 2014.

•	Executed 197,000 square feet of leases, including 92,000 square feet of new leases.

•	Leased percentage in consolidated portfolio was 91.0% as compared with 89.5% at June 30, 2014.

•	Increased occupied percentage to 89.1% from 86.0% at June 30, 2014, which is the highest level of occupancy we have achieved since the first quarter of 2006.

•
In July, sold Rumsey Center, a four-building, 135,000 square foot, single-story business park, for net proceeds of $15.0 million, bringing aggregate net proceeds from dispositions for the year to $68.7 million.

•	In July, our Board authorized a share repurchase program under which the Company may acquire up to five million shares of common stock over the next twelve months.

After thorough evaluation and discussion with the Board, the Company will immediately implement a plan designed to improve performance and create shareholder value by commencing a process to accelerate the sale of at least $200 million of assets. The Company will explore the sale of certain development assets, as well as non-core assets and those assets where the Company feels that it has maximized value.

The Company intends to utilize the proceeds from dispositions to repurchase common shares under the previously announced share repurchase program, redeem the Company’s 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, in whole or in part, beginning in late January 2016 and/or repay outstanding indebtedness.

“We had a strong quarter from both an operational and financial perspective, and I am pleased with our results. We delivered strong same-property NOI growth and increased our occupancy to the highest level we have achieved since the first quarter of 2006.” stated Douglas J. Donatelli, Chief Executive Officer of First Potomac Realty Trust, “In addition, I firmly believe that accelerating the monetization of selective assets and redeploying those

Earnings Release - Continued

proceeds back into the Company represents a more compelling investment opportunity, on a risk-adjusted basis, compared to the acquisition of real estate assets in our market, and provides the best path to maximizing shareholder value.”

In addition, consistent with the Board’s commitment to strong corporate governance, the roles of Chairman and Chief Executive Officer have been separated, with lead independent trustee, Terry Stevens, assuming the role of Chairman of the Board of Trustees.

“The Company is undertaking a number of deliberate actions to unlock shareholder value,” said Terry Stevens, the newly appointed Chairman of the Board of Trustees. The Board supports the management team’s goal to reduce corporate operating expenses, de-risk the portfolio, strengthen the balance sheet, and the Board will consider additional enhancements to the Company’s corporate governance to improve long-term shareholder value. First Potomac is a great company with a strong team and the right plan to maximize its potential.”

Second Quarter Results

Funds From Operations (“FFO”) available to common shareholders and Core FFO increased for the three and six months ended June 30, 2015 compared with the same periods in 2014 due to an increase in same-property net operating income, primarily as a result of higher occupancy in our portfolio. The increase in FFO available to common shareholders for the six months ended June 30, 2015 compared with the same period in 2014 was also attributable to a $2.4 million yield maintenance payment that we received in the first quarter of 2015 associated with the prepayment of the America’s Square mezzanine loan.

For the three months ended June 30, 2015, we did not exclude any items from FFO available to common shareholders in our calculation of Core FFO. FFO available to common shareholders and Core FFO were both $15.2 million, or $0.25 per diluted share, for the three months ended June 30, 2015. For the three months ended June 30, 2014, FFO available to common shareholders was $13.3 million, or $0.22 per diluted share, and Core FFO, which excluded $1.1 million of acquisition costs related to our second quarter 2014 acquisitions of 1401 K Street, NW and 1775 Wiehle Avenue, was $14.5 million, or $0.24 per diluted share. FFO available to common shareholders for the six months ended June 30, 2015 was $30.3 million, or $0.50 per diluted share, compared with $25.6 million, or $0.42 per diluted share, for the same period in 2014. Core FFO for the six months ended June 30, 2015 was $29.7 million, or $0.49 per diluted share, compared with $27.8 million, or $0.46 per diluted share, for the same period in 2014.

Earnings Release - Continued

A reconciliation between Core FFO and FFO available to common shareholders for the three and six months ended June 30, 2015 and 2014 is presented below (in thousands, except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$15,227	$0.25	$14,452	$0.24	$29,652	$0.49	$27,816	$0.46
Yield maintenance payment(1)	—	—	—	—	2,426	0.04	—	—
Personnel separation costs	—	—	—	—	(405)	(0.01)	—	—
Loss on debt extinguishment	—	—	—	—	(489)	(0.01)	—	—
Deferred abatement and straight-line amortization(2)	—	—	—	—	(854)	(0.01)	(1,045)	(0.02)
Acquisition costs	—	—	(1,111)	(0.02)	—	—	(1,179)	(0.02)
FFO available to common shareholders	$15,227	$0.25	$13,341	$0.22	30,330	$0.50	$25,592	$0.42
Net income	$476		$18,334		$968		$16,892
Net (loss) income attributable to common shareholders per diluted common share(3)	$(0.04)		$0.25		$(0.09)		$0.17

(1)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(2)
As the result of the sales of the Richmond Portfolio in March 2015, and Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At June 30, 2015, our consolidated portfolio consisted of 112 buildings totaling 8.0 million square feet. Our consolidated portfolio was 91.0% leased and 89.1% occupied at June 30, 2015 compared with 91.8% leased and 88.0% occupied at March 31, 2015, and 89.5% leased and 86.0% occupied at June 30, 2014. Year-over-year, our consolidated portfolio experienced a 150 basis-point increase in its leased percentage and a 310 basis-point increase in its occupied percentage. The increase in occupancy during the second quarter of 2015 is primarily a result of the GSA taking occupancy of 82,000 square feet of space at Atlantic Corporate Park, a two-building, 219,000 square foot office property located in Sterling, Virginia. Atlantic Corporate Park was vacant at the time of its acquisition in November 2010 and was 82.9% leased and 81.6% occupied at June 30, 2015.

During the second quarter of 2015, we executed 197,000 square feet of leases, which consisted of 92,000 square feet of new leases and 105,000 square feet of renewal leases. New leases executed during the quarter included three office leases totaling 9,500 square feet at 440 First Street, NW in Washington, D.C., which brought the property to approximately 66% leased at June 30, 2015. In addition, new leases executed during the quarter included 14,000 square feet at Crossways Commerce Center, which is located in Southern Virginia,

Earnings Release - Continued

and a full-floor office lease totaling 9,600 square feet at 1401 K Street, NW, which is located in Washington, D.C. The 105,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 49%, primarily as a result of two tenants vacating a combined 78,000 square feet in Northern Virginia. As a result of the two known move outs in Northern Virginia, we had negative net absorption of 71,000 square feet in the second quarter of 2015. For the six months ended June 30, 2015, we executed 526,000 square feet of leases, which included 220,000 square feet of new leases, had a tenant retention rate of 55% and negative net absorption of 77,000 square feet.

Same-Property Net Operating Income (“Same-Property NOI”) increased 5.2% and 4.2% on an accrual basis for the three and six months ended June 30, 2015, respectively, compared with the same periods in 2014. For the three months ended June 30, 2015, the increase in Same-Property NOI was primarily due to increases in occupancy at the following properties: Atlantic Corporate Park and Sterling Park Business Center, which are both located in Northern Virginia; 1211 Connecticut Avenue, NW and 840 First Street, NE, which are both located in Washington, D.C.; TenThreeTwenty, which is located in Maryland; and Crossways Commerce Center and Greenbrier Business Park, which are both located in Southern Virginia. The increase in Same-Property NOI for the three months ended June 30, 2015 was partially offset by a decrease in Same-Property NOI for the Maryland region compared with the same period in 2014 as a result of a decrease in occupancy at Ammendale Business Park. For the six months ended June 30, 2015, the increase in Same-Property NOI compared with the same period in 2014 was primarily due to an increase in occupancy.

A reconciliation of net income to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our Second Quarter 2015 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Disposition

On July 28, 2015, we sold Rumsey Center, a four-building, single-story business park totaling 135,000 square feet, which is located in Columbia, Maryland, for net proceeds of $15.0 million. At June 30, 2015, we classified the property as “held-for-sale” on our consolidated balance sheet. The operating results of Rumsey Center are reflected in continuing operations in our consolidated statements of operations for each of the periods presented in this press release.

Financing Activity

On July 21, 2015, we prepaid, without penalty, the $64.2 million outstanding balance on our Jackson National Life Loan, which was scheduled to mature in August 2015 and was secured by the following properties: Plaza 500, Van Buren Office Park, Greenbrier Technology Center II, Norfolk Business Center, Snowden Center and Rumsey Center, which was subsequently sold on July 28, 2015. The loan was prepaid with a draw under our unsecured revolving credit facility.

Earnings Release - Continued

Share Repurchase Program

In July 2015, our Board of Trustees authorized a share repurchase program that allows us to acquire up to five million of our common shares of beneficial interest from time to time over the next twelve months in open market transactions at prevailing prices or in negotiated private transactions. As of the date of this release, we had 58.8 million common shares outstanding. We are not obligated to acquire a particular amount of common shares and the share repurchase program may be suspended by the Board of Trustees at any time.

Balance Sheet

We had $754.6 million of debt outstanding at June 30, 2015, including $8.1 million of fixed-rate debt included in Liabilities Held-for-Sale, of which $248.4 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $206.2 million was unhedged variable-rate debt.

Dividends

On July 28, 2015, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on August 17, 2015 to common shareholders of record as of August 10, 2015. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend will be paid on August 17, 2015 to preferred shareholders of record as of August 10, 2015.

Core FFO Guidance

We are raising the low end of our full-year 2015 Core FFO guidance to $0.93, bringing the updated guidance range to $0.93 to $0.98 per diluted share. Our revised guidance reflects all completed capital recycling activities as of the date of this release. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI(1)(2)	$106,500	-	$108,500
Interest and Other Income(3)	$4,000	-	$4,500
FFO from Unconsolidated Joint Ventures	$5,500	-	$6,000
Interest Expense	$27,000	-	$29,000
G&A(4)	$19,500	-	$20,500
Preferred Dividends	$12,400
Weighted Average Shares and Units(5)	60,750	-	61,250
Year-End Occupancy	90.0%	-	91.0%
Same Property NOI Growth - Accrual Basis(1)	2.0%	-	3.0%

(1)	Assumes the sale of the Richmond portfolio and Rumsey Center are the only 2015 dispositions. No additional acquisitions or dispositions are assumed in 2015.

(2)	The range excludes the acceleration of $0.9 million of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio disposition in March 2015.

(3)	The range excludes the yield maintenance payment of $2.4 million we received in conjunction with the repayment of the America’s Square mezzanine loan that occurred on February 24, 2015.

(4)	The range excludes personnel separation costs of $0.4 million that were recorded in the first quarter of 2015.

(5)	Assumes no repurchases under the share repurchase program.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2015	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.10)	$(0.07)
Real estate depreciation(1)	1.06	1.07
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.03)	(0.02)
Core FFO per diluted share	$0.93	$0.98

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of the gains or losses associated with disposed properties, loss on debt extinguishment, personnel separation costs, acceleration of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio sale, and the yield maintenance payment we received in conjunction with the America’s Square mezzanine loan repayment.

Investor Conference Call and Webcast

We will host a conference call on July 31, 2015 at 9:00 AM ET to discuss second quarter 2015 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on July 31, 2015, until midnight ET on August 7, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13612957.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on July 31, 2015, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of June 30, 2015, our consolidated portfolio totaled 8.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 63% office properties and 37% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds From Operations - Funds From operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and

Earnings Release - Continued

joint ventures. We also exclude any depreciation and amortization related to third parties from our consolidated joint venture from our FFO calculation. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for all the periods presented

We consider FFO and FFO available to common shareholders a useful measure of performance for an equity real estate investment trust (“REIT”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO - Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Neither our presentation of FFO in accordance with the NAREIT white paper, nor our presentation of Core FFO, should be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We define net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of our property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Earnings Release - Continued

Same-Property NOI - Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses and real estate taxes and insurance) from the consolidated properties owned by us and in-service for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same-Property NOI to net income from our consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2014	2014
Revenues:
Rental	$34,844	$31,619	$69,224	$62,052
Tenant reimbursements and other	8,195	7,688	17,664	16,619
Total revenues	43,039	39,307	86,888	78,671
Operating expenses:
Property operating	10,661	10,224	23,775	22,261
Real estate taxes and insurance	4,811	4,241	9,854	8,373
General and administrative	4,979	5,218	10,505	10,414
Acquisition costs	—	1,111	—	1,179
Depreciation and amortization	16,817	14,829	33,151	29,139
Impairment of rental property	—	3,956	—	3,956
Total operating expenses	37,268	39,579	77,285	75,322
Operating income	5,771	(272)	9,603	3,349
Other expenses (income):
Interest expense	6,725	6,031	13,633	11,768
Interest and other income	(974)	(1,670)	(4,802)	(3,428)
Equity in (earnings) losses of affiliates	(456)	(199)	(803)	28
Gain on sale of rental property	—	(21,230)	—	(21,230)
Total other expenses (income)	5,295	(17,068)	8,028	(12,862)
Income from continuing operations	476	16,796	1,575	16,211
Discontinued operations:
Income (loss) from operations	—	254	(975)	(657)
Loss on debt extinguishment	—	—	(489)	—
Gain on sale of rental property	—	1,284	857	1,338
Income (loss) from discontinued operations	—	1,538	(607)	681
Net income	476	18,334	968	16,892
Less: Net loss (income) attributable to noncontrolling interests	114	(652)	227	(458)
Net income attributable to First Potomac Realty Trust	590	17,682	1,195	16,434
Less: Dividends on preferred shares	(3,100)	(3,100)	(6,200)	(6,200)
Net (loss) income attributable to common shareholders	$(2,510)	$14,582	$(5,005)	$10,234
Depreciation and amortization:
Rental property	16,817	14,829	33,151	29,139
Discontinued operations	—	822	1,222	2,071
Unconsolidated joint ventures	1,032	1,014	2,043	2,302
Impairment of rental property	—	3,956	—	3,956
Gain on sale of rental property	—	(22,514)	(857)	(22,568)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(112)	652	(224)	458
Funds from operations available to common shareholders	$15,227	$13,341	$30,330	$25,592

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funds From operations (FFO)	$18,327	$16,441	$36,530	$31,792
Less: Dividends on preferred shares	(3,100)	(3,100)	(6,200)	(6,200)
FFO available to common shareholders	15,227	13,341	30,330	25,592
Yield maintenance payment	—	—	(2,426)	—
Personnel separation costs	—	—	405	—
Loss on debt extinguishment	—	—	489	—
Deferred abatement and straight-line amortization	—	—	854	1,045
Acquisition costs	—	1,111	—	1,179
Core FFO	$15,227	$14,452	$29,652	$27,816
Basic and diluted earnings per common share:
(Loss) income from continuing operations available to common shareholders	$(0.04)	$0.22	$(0.08)	$0.16
Income (loss) from discontinued operations available to common shareholders	—	0.03	(0.01)	0.01
Net (loss) income available to common shareholders	$(0.04)	$0.25	$(0.09)	$0.17
Weighted average common shares outstanding:
Basic	58,280	58,146	58,241	58,122
Diluted	58,280	58,220	58,241	58,190
FFO available to common shareholders per share - basic and diluted	$0.25	$0.22	$0.50	$0.42
Core FFO per share - diluted	$0.25	$0.24	$0.49	$0.46
Weighted average common shares and units outstanding:
Basic	60,902	60,777	60,868	60,752
Diluted	60,982	60,850	60,969	60,820

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets:
Rental property, net	$1,286,301	$1,288,873
Assets held-for-sale	11,677	59,717
Cash and cash equivalents	12,735	13,323
Escrows and reserves	2,529	2,986
Accounts and other receivables, net of allowance for doubtful accounts of $1,350 and $1,207, respectively	11,656	10,587
Accrued straight-line rents, net of allowance for doubtful accounts of $97 and $104, respectively	38,986	34,226
Notes receivable, net	34,000	63,679
Investment in affiliates	48,059	47,482
Deferred costs, net	45,403	43,991
Prepaid expenses and other assets	6,117	7,712
Intangible assets, net	40,019	45,884
Total assets	$1,537,482	$1,618,460
Liabilities:
Mortgage and Construction loans	$294,499	$305,139
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	152,000	205,000
Liabilities held-for-sale	8,307	4,562
Accounts payable and other liabilities	44,178	41,113
Accrued interest	1,657	1,720
Rents received in advance	6,942	7,971
Tenant security deposits	5,904	5,891
Deferred market rent, net	2,510	2,827
Total liabilities	815,997	874,223
Noncontrolling interests in the Operating Partnership	30,389	33,332
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,758 and 58,815 shares issued and outstanding, respectively	59	59
Additional paid-in capital	916,385	913,282
Noncontrolling interests in a consolidated partnership	800	898
Accumulated other comprehensive loss	(3,582)	(3,268)
Dividends in excess of accumulated earnings	(382,566)	(360,066)
Total equity	691,096	710,905
Total liabilities, noncontrolling interests and equity	$1,537,482	$1,618,460

Earnings Release - Continued

Same-Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total base rent	$29,797	$29,038	$59,321	$58,120
Tenant reimbursements and other	7,488	7,020	16,222	15,327
Property operating expenses(2)	(8,567)	(8,489)	(19,533)	(19,339)
Real estate taxes and insurance	(3,762)	(3,855)	(7,781)	(7,803)
Same-Property NOI - accrual basis	24,956	23,714	48,229	46,305

Straight-line revenue, net	88	(333)	(82)	(715)
Deferred market rental revenue, net	(15)	1	(30)	5
Same-Property NOI - cash basis	$25,029	$23,382	$48,117	$45,595

Change in same-property NOI - accrual basis	5.2%		4.2%
Change in same-property NOI - cash basis	7.0%		5.5%

Same-property percentage of total portfolio (sf)	93.2%		93.2%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$43,039	$39,307	$86,888	$78,671
Property operating expenses	(10,661)	(10,224)	(23,775)	(22,261)
Real estate taxes and insurance	(4,811)	(4,241)	(9,854)	(8,373)
NOI	27,567	24,842	53,259	48,037
Less: Non-same property NOI	(2,612)	(1,128)	(5,030)	(1,732)
Same-Property NOI - accrual basis	$24,955	$23,714	$48,229	$46,305

Change in Same-Property NOI (accrual basis)
By Region	Three Months Ended June 30, 2015	Percentage of Base Rent	Six Months Ended June 30, 2015	Percentage of Base Rent
Washington, D.C.	12.2%	15%	4.8%	15%
Maryland	(1.2)%	30%	1.8%	30%
Northern Virginia	5.3%	35%	5.4%	35%
Southern Virginia	10.4%	20%	5.6%	20%

By Type
Business Park / Industrial	2.9%	39%	2.7%	39%
Office	7.0%	61%	5.2%	61%

(1)
Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of June 30, 2015: 440 First Street, NW, Storey Park, 1401 K Street, NW, 1775 Wiehle Avenue and 11 Dupont Circle, NW.

(2)	Same-property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q2-2015	Q1-2015	Q4-2014	Q3-2014	Q2-2014
FFO available to common shareholders(1)	$15,227	$15,103	$16,410	$13,953	$13,341
Core FFO(1)	$15,227	$14,425	$16,424	$15,441	$14,452
FFO available to common shareholders per diluted share	$0.25	$0.25	$0.27	$0.23	$0.22
Core FFO per diluted share	$0.25	$0.24	$0.27	$0.25	$0.24

Operating Metrics
Change in Same-Property NOI
Accrual Basis	5.2%	3.0%	6.4%	1.4%	0.5%
Cash Basis	7.0%	3.9%	6.8%	2.3%	0.0%

Assets
Total Assets	$1,537,482	$1,534,448	$1,618,460	$1,628,737	$1,538,266

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$206,216	$197,216	$259,216	$258,493	$161,493
Fixed-Rate Debt(3)(4)	300,000	300,000	300,000	300,000	300,000
Total	248,366	249,650	254,421	255,929	257,416
	$754,582	$746,866	$813,637	$814,422	$718,909
Leasing Metrics
Net Absorption (Square Feet)(5)	(71,390)	(5,410)	91,798	107,508	62,511
Tenant Retention Rate	49%	59%	70%	79%	65%
Leased %	91.0%	91.8%	91.3%	90.6%	89.5%
Occupancy %	89.1%	88.0%	87.9%	87.0%	86.0%
Total New Leases (Square Feet)	92,000	128,000	139,000	389,000	166,000
Total Renewal Leases (Square Feet)	105,000	200,000	113,000	344,000	186,000

(1)	See page 17 for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of June 30, 2015, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)
For the three months ended December 31, 2014, September 30, 2014 and June 30, 2014, we included fixed-rate debt that encumbered properties within the Richmond portfolio, which was sold on March 19, 2015.

(4)	Includes $8.1 million of fixed-rate debt that was classified within "Liabilities held-for-sale" in our consolidated balance sheet at June 30, 2015.

(5)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
OPERATING REVENUES
Rental	$34,844	$34,379	$34,260	$31,915	$31,619
Tenant reimbursements and other	8,195	9,470	8,668	8,140	7,688

	43,039	43,849	42,928	40,055	39,307

PROPERTY EXPENSES
Property operating	10,661	13,113	10,427	10,564	10,224
Real estate taxes and insurance	4,811	5,042	4,928	4,059	4,241

NET OPERATING INCOME	27,567	25,694	27,573	25,432	24,842

OTHER (EXPENSES) INCOME
General and administrative	(4,979)	(5,526)	(5,787)	(4,955)	(5,218)
Acquisition costs	—	—	(14)	(1,488)	(1,111)
Interest and other income	974	3,828	1,687	1,684	1,670
Equity in earnings of affiliates	456	346	390	412	199

EBITDA	24,018	24,342	23,849	21,085	20,382

Depreciation and amortization(1)	(16,817)	(16,335)	(17,439)	(15,217)	(14,829)
Interest expense	(6,725)	(6,908)	(6,812)	(6,116)	(6,031)
Impairment of rental property	—	—	—	—	(3,956)
Gain on sale of rental property(2)	—	—	—	—	21,230

Income (loss) from continuing operations	476	1,099	(402)	(248)	16,796

Discontinued Operations
(Loss) income from operations(3)	—	(975)	505	297	254
Loss on debt extinguishment	—	(489)	—	—	—
Gain on sale of rental property(4)	—	857	—	—	1,284

(Loss) income from discontinued operations	—	(607)	505	297	1,538

NET INCOME	476	492	103	49	18,334

Less: Net loss (income) attributable to noncontrolling interests	114	112	128	131	(652)

NET INCOME ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	590	604	231	180	17,682

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(2,510)	$(2,496)	$(2,869)	$(2,920)	$14,582

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
For the three months ended June 30, 2014, the gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center is included within continuing operations due to adopting new accounting requirements pertaining to discontinued operations in the second quarter of 2014.

(3)
All periods presented include the operating results of the Richmond portfolio, which was classified as held-for-sale during the fourth quarter of 2014, and subsequently sold during the first quarter of 2015. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(4)
For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond portfolio. For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income:
	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Termination fees	$11	$42	$654	$334	$83
Capitalized interest	449	411	481	937	982
Snow and ice removal costs (excluding reimbursements)(1)	26	(2,028)	(30)	3	9
Reserves for bad debt expense	(92)	(350)	(245)	(395)	(315)

Dispositions in Continuing Operations(2)
Revenues	$481	$509	$470	$571	$1,745
Operating expenses	(129)	(210)	(202)	(308)	(467)
Depreciation and amortization expense	(146)	(191)	(270)	(408)	(593)
Impairment of rental property(3)	—	—	—	—	(3,956)
Gain on sale of rental property(4)	—	—	—	—	21,230
	$206	$108	$(2)	$(145)	$17,959

Dispositions in Discontinued Operations(5)
Revenues(6)	$—	$877	$1,983	$1,949	$1,948
Operating expenses	—	(638)	(613)	(802)	(802)
Depreciation and amortization expense	—	(1,222)	(809)	(783)	(822)
Interest expense, net of interest income	—	8	(56)	(67)	(70)
Loss on debt extinguishment(7)	—	(489)	—	—	—
Gain on sale of rental property(8)	—	857	—	—	1,284
	$—	$(607)	$505	$297	$1,538

(1)	We recovered approximately 60% to 65% of these costs for the periods presented.

(2)
Represents the operating results of properties that were sold or classified as held-for-sale and remain in continuing operations. All periods presented include the operating results of Rumsey Center, which was classified as held-for-sale during the second quarter of 2015, and subsequently sold on July 28, 2015. The three months ended December 31, 2014, September 30, 2014 and June 30, 2014, include the operating results of Owings Mills Business Park, which was sold in October 2014. The three months ended June 30, 2014 include the operating results of Corporate Campus at Ashburn Center, which was sold in June 2014. The disposals of Rumsey Center, Owings Mills Business Park and Corporate Campus at Ashburn Center did not meet the requirements to be reclassified as discontinued operations and are reflected within continuing operations in our consolidated statements of operations.

(3)	For the three months ended June 30, 2014, we recorded the impairment charge as a result of the anticipated sale price of Owings Mills Business Park.

(4)	For the three months ended June 30, 2014, the gain on sale of rental property is related to Corporate Campus at Ashburn Center.

(5)
All periods presented include the operating results of the Richmond Portfolio, which was classified as held-for-sale during the fourth quarter of 2014, and subsequently sold during the first quarter of 2015. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(6)	For the three months ended March 31, 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(7)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(8)
For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond Portfolio. For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO")	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net (loss) income attributable to common shareholders	$(2,510)	$(2,496)	$(2,869)	$(2,920)	$14,582

Depreciation and amortization:
Rental property(1)	16,817	16,335	17,439	15,217	14,829
Discontinued operations	—	1,222	809	783	822
Unconsolidated joint ventures	1,032	1,011	1,159	1,004	1,014
Impairment of rental property	—	—	—	—	3,956
Gain on sale of rental property	—	(857)	—	—	(22,514)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(112)	(112)	(128)	(131)	652

FFO available to common shareholders	15,227	15,103	16,410	13,953	13,341
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$18,327	$18,203	$19,883	$17,053	$16,441

FFO available to common shareholders	15,227	15,103	16,410	13,953	13,341
Loss on debt extinguishment(2)	—	489	—	—	—
Personnel separation costs(3)	—	405	—	—	—
Deferred abatement and straight-line amortization(4)	—	854	—	—	—
Acquisition costs	—	—	14	1,488	1,111
Yield maintenance payment(5)	—	(2,426)	—	—	—

Core FFO	$15,227	$14,425	$16,424	$15,441	$14,452

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$15,227	$14,425	$16,424	$15,441	$14,452
Non-cash share-based compensation expense	830	700	914	1,128	867
Straight-line rent, net(6)	(154)	(419)	(574)	(258)	(333)
Deferred market rent, net	48	30	29	12	1
Non-real estate depreciation and amortization(7)	353	347	331	344	353
Debt fair value amortization	(128)	(196)	(134)	(140)	(129)
Amortization of finance costs	423	359	387	309	318
Tenant improvements(8)	(2,950)	(4,795)	(4,560)	(2,910)	(4,238)
Leasing commissions(8)	(784)	(1,312)	(1,159)	(990)	(1,802)
Capital expenditures(8)	(817)	(897)	(2,696)	(1,842)	(1,768)

AFFO	$12,048	$8,242	$8,962	$11,094	$7,721
Total weighted average common shares and OP units:
Basic	60,902	60,856	60,819	60,798	60,777
Diluted	60,982	60,986	60,898	60,882	60,850
FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.25	$0.25	$0.27	$0.23	$0.22
Core FFO - diluted	$0.25	$0.24	$0.27	$0.25	$0.24
AFFO per share:
AFFO - basic and diluted	$0.20	$0.14	$0.15	$0.18	$0.13

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(3)
During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a more vertically integrated structure with a greater focus on high quality D.C. office properties.

(4)	During the first quarter of 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(5)
In February 2015, the owners of America's Square prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We received a yield maintenance payment of $2.4 million along with the repayment of the loan.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Tenant improvements	$2,627	$9,188	$3,655	$1,751	$862
Leasing commissions	136	228	1,912	373	970
Capital expenditures	935	972	2,238	2,090	1,258
Total first-generation costs	3,698	10,388	7,805	4,214	3,090

Development and redevelopment	3,985	2,807	1,437	1,737	2,704
	$7,683	$13,195	$9,242	$5,951	$5,794

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization
		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,758
Operating Partnership ("OP") units held by third parties	2,619
Total common shares and OP units outstanding	61,377

Market price per share at June 30, 2015	$10.30

Market Value of Common Equity	$632,183	40.8%
Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at June 30, 2015	$25.60

Market Value of Preferred Equity	$163,840	10.5%
Debt
Fixed-rate debt	$248,366	16.1%
Hedged variable-rate debt(1)	300,000	19.3%
Unhedged variable-rate debt	206,216	13.3%

Total debt	$754,582	48.7%

Total Market Capitalization	$1,550,605	100.0%

Selected Ratios
	Three Months Ended

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$24,018	$24,342	$23,863	$22,573	$21,493
Interest expense	6,725	6,908	6,812	6,116	6,031
	3.57x	3.52x	3.50x	3.69x	3.56x
EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$24,018	$24,342	$23,863	$22,573	$21,493
Fixed charges(3)	11,060	11,231	11,118	10,406	10,272
	2.17x	2.17x	2.15x	2.17x	2.09x

OVERHEAD RATIO
G&A to Real Estate Revenues
General and administrative expense(4)	$4,979	$5,120	$5,787	$4,955	$5,218
Total revenues	43,039	43,849	42,928	40,055	39,307
	11.6%	11.7%	13.5%	12.4%	13.3%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$754,582	$746,866	$813,637	$814,422	$718,909
Total market capitalization	1,550,605	1,640,573	1,738,486	1,705,245	1,690,685
	48.7%	45.5%	46.8%	47.8%	42.5%

Debt/Undepreciated Book Value
Total debt	$754,582	$746,866	$814,422	$814,422	$718,909
Undepreciated book value	1,519,569	1,520,263	1,504,372	1,572,075	1,477,853
	49.7%	49.1%	54.1%	51.8%	48.6%

(1)	At June 30, 2015, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Debt principal amortization amounts exclude principal payments made towards mortgage loans that encumbered properties within the Richmond Portfolio, which was sold on March 19, 2015.

(4)
Excludes personnel separation costs of $0.4 million for the three months ended March 31, 2015. For detail of these costs, see the reconciliation of FFO available to common shareholders to Core FFO on the Quarterly Financial Measures table.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at June 30, 2015	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Jackson National Life Loan(1)	5.19%	$64,334	$4,577		8/1/2015	$64,230
Gateway Centre Manassas Building I(2)	5.88%	324	239		11/1/2016	—
Hilside I and II(2)	4.62%	12,745	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	65,186	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	36,217	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,610	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	29,404	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,546	2,392		6/1/2023	30,414
Total Fixed-Rate Debt	5.00%(3)	$248,366	$17,032			$228,154

Unamortized fair value adjustments		(270)

Total Principal Balance		$248,096

Variable-Rate Debt(4)

440 First Street, NW Construction Loan(5)	LIBOR + 2.50%	32,216	867		5/30/2016	32,216
Storey Park Land Loan(6)	LIBOR + 2.50%	22,000	592		10/16/2016	22,000
Unsecured Revolving Credit Facility	LIBOR + 1.70%	152,000	2,873		10/16/2017	152,000
Unsecured Term Loan
Tranche A	LIBOR + 1.65%	100,000	1,840		10/16/2018	100,000
Tranche B	LIBOR + 1.80%	100,000	1,990		10/16/2019	100,000
Tranche C	LIBOR + 2.05%	100,000	2,240		10/16/2020	100,000
Total Unsecured Term Loan	2.07%(3)	$300,000	$6,070			$300,000

Total Variable-Rate Debt	3.07%(3)(7)	$506,216	$10,402			$506,216

Total Debt at June 30, 2015	3.71%(3)(7)	$754,582	$27,434	(8)		$734,370

(1)
At June 30, 2015, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The loan was prepaid, without penalty, on July 21, 2015.

(2)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at June 30, 2015, which was 0.19%.

(5)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.

(6)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(7)
At June 30, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(8)	During the second quarter of 2015, we paid approximately $1.2 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

$250 M
$200 M
$150 M
$100 M
$50 M
$ M
2015
2016
2017
2018
2019
2020
2021
2022
2023
Fixed Rate Debt
Variable Rate Debt(1)
Hedged Variable Rate Debt

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness		Total Supported Indebtedness	Debt Yield
2015	Secured Property Debt	$10,996	$64,230	(2)	$64,230	17.1%
2016	Secured Property Debt	797	12,160		12,160	6.6%
2016	Construction Loan	722	32,216		32,216	2.2%
2016	Land Loan	—	22,000		22,000	NM
2017	Secured Property Debt	8,910	62,064		62,064	14.4%
2017	Unsecured Debt	78,037	152,000		452,000	17.3%
2018	Unsecured Term Loan	78,037	100,000		452,000	17.3%
2019	Unsecured Term Loan	78,037	100,000		452,000	17.3%
2020	Unsecured Term Loan	78,037	100,000		452,000	17.3%
2020	Secured Property Debt	8,353	34,618		34,618	24.1%
2022	Secured Property Debt	3,208	24,668		24,668	13.0%
2023	Secured Property Debt	1,910	30,414		30,414	6.3%

NM= Not meaningful.

(1)	At June 30, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	The loan was prepaid, without penalty, on July 21, 2015.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan / Land Loan

Covenants	Quarter Ended June 30, 2015	Covenant
Consolidated Total Leverage Ratio(1)	46.2%	≤ 60%
Tangible Net Worth(1)	$945,664	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.22x	≥ 1.50x
Maximum Dividend Payout Ratio	66.6%	≤ 95%

Restricted Investments:
Joint Ventures	5.5%	≤ 15%
Real Estate Assets Under Development	1.1%	≤ 15%
Undeveloped Land	1.0%	≤ 5%
Structured Finance Investments	1.9%	≤ 5%
Total Restricted Investments	4.0%	≤ 25%

Restricted Indebtedness:
Maximum Secured Debt	20.0%	≤ 40%
Unencumbered Pool Leverage (1)	43.6%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.72x	≥ 1.75x

(1)
These are the only covenants that apply to both our 440 First Street, NW Construction Loan and Storey Park Land Loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items	Three Months Ended June 30, 2015

Total Portfolio In-Place Cash NOI(1)
Total GAAP Revenue	$43,039
Straight-line and Deferred Market Rents	(107)
Management Fee Adjustment(2)	297
Property Operating Costs	(15,472)
Total Portfolio In-Place Cash NOI	$27,757

Occupancy as of June 30, 2015	89.1%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,191
Original Cost Basis of Assets in Current Development/Redevelopment	51,215
Construction Costs to Date for Current Development/Redevelopment	25,234
Total Development & Redevelopment Assets	$93,640

Other Assets
Unconsolidated Investment in Affiliates	$48,059
Notes Receivable, net	34,000
Total Other Assets	$82,059

Net Liabilities at June 30, 2015
Mortgage and Senior Debt, cash principal balances	$(754,312)
Accrued interest	(1,657)
Rents received in advance	(6,942)
Tenant security deposits	(5,904)
Accounts payable and other liabilities	(44,178)
Cash, cash equivalents, escrows and reserves	15,264
Accounts and other receivables, net of allowance for doubtful accounts	11,656
Prepaid expenses and other assets	6,117
Total Net Liabilities	$(779,956)

Preferred Shares Outstanding at June 30, 2015	6,400
Par Value of Preferred Shares Outstanding at June 30, 2015	$160,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended June 30, 2015	60,982

(1)
Includes the operating results from Rumsey Center, which was classified as held-for-sale on June 30, 2015. The operating results from Rumsey Center are included within continuing operations in our consolidated statements of operations. Rumsey Center was sold on July 28, 2015.

(2)	Management fee adjustment is used in lieu of an administrative overhead allocation.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures
	FPO Ownership	FPO Investment at June 30, 2015	Property Type	Location	Square Feet	Leased at June 30, 2015	Occupied at June 30, 2015
RiversPark I and II	25%	$2,168	Business Park	Columbia, MD	307,984	88.6%	84.2%
Aviation Business Park	50%	5,867	Office	Glen Burnie, MD	120,285	69.8%	68.0%
1750 H Street, NW	50%	15,367	Office	Washington, DC	113,131	91.1%	88.1%
Prosperity Metro Plaza	51%	24,657	Office	Fairfax, VA	326,573	97.8%	90.5%
Total / Weighted Average		$48,059			867,973	89.8%	84.8%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at June 30, 2015(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$585	9/26/2017	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.96%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.50%	$110,000	$3,794		$105,246

Income Statement - Unconsolidated Joint Ventures
			Three Months Ended(4)
			June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Cash revenues(5)			$5,931	$5,998	$5,865	$5,552	$5,611
Non-cash revenues			132	169	175	161	169
Total revenues			6,063	6,167	6,040	5,713	5,780
Total operating expenses			(1,756)	(2,156)	(1,669)	(1,818)	(1,694)
Net operating income			4,307	4,011	4,371	3,895	4,086
Depreciation and amortization			(2,287)	(2,249)	(2,571)	(2,256)	(2,264)
Interest expense, net of interest income			(975)	(973)	(831)	(1,016)	(1,031)
Other (expenses) income			—	—	(18)	126	(46)
Net income			$1,045	$789	$951	$749	$745

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at June 30, 2015, which was 0.19%.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the overall operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	914,912	91.6%	89.1%	$27,010,062	22.6%
Maryland	38	1,997,789	93.1%	91.4%	32,755,836	27.4%
Northern VA	49	3,020,388	87.4%	86.4%	38,711,923	32.4%
Southern VA	19	2,023,927	93.9%	91.1%	20,989,587	17.6%
Total / Weighted Average	112	7,957,016	91.0%	89.1%	$119,467,409	100.0%
By Strategic Category(4)
Strategic Hold	72	6,263,516	94.0%	92.6%	$99,948,651	83.7%
Value-Add	3	357,393	76.3%	69.3%	6,153,042	5.2%
Non-Core	37	1,336,107	80.4%	78.3%	13,365,716	11.2%
Total / Weighted Average	112	7,957,016	91.0%	89.1%	$119,467,409	100.0%

Value Creation Pipeline(5)
(dollars in thousands)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,600	65.7%	50.1%	$70,000	$66,005	7%

Development
Northern Virginia Land	Northern VA	167,360	100.0%	0.0%	$49,000	$18,543	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(9)	12	867,973	89.8%	84.8%	$16,268,714

(1) Does not include space in development or redevelopment.
(2) Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3) Includes leased spaces that are not yet occupied.
(4) "Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(5) 638,085 square feet of additional land is available for development, not including Storey Park.
(6) Reflects the total projected cost to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.
(7) Reflects the Total Project Costs incurred to date.
(8) Reflects the projected cash NOI after burn off of rent abatement divided by Total Project Costs.
(9) Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,747,369	47.1%	50	3,265,571	87.1%	$73,803,264	62.9%	3,342,365	89.2%	$75,273,735	63.0%
Business Park / Industrial	4,209,647	52.9%	62	3,827,584	90.9%	43,477,777	37.1%	3,894,604	92.5%	44,193,674	37.0%
Total / Weighted Average	7,957,016	100.0%	112	7,093,155	89.1%	$117,281,041	100.0%	7,236,969	91.0%	$119,467,409	100.0%

By Strategic Category(4)
Strategic Hold	6,263,516	78.7%	72	5,798,540	92.6%	$98,822,166	84.3%	5,890,660	94.0%	$99,948,651	83.7%
Value-Add	357,393	4.5%	3	247,845	69.3%	5,398,185	4.6%	272,529	76.3%	6,153,042	5.2%
Non-Core	1,336,107	16.8%	37	1,046,770	78.3%	13,060,690	11.1%	1,073,780	80.4%	13,365,716	11.1%
Total / Weighted Average	7,957,016	100.0%	112	7,093,155	89.1%	$117,281,041	100.0%	7,236,969	91.0%	$119,467,409	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	22.6%	18.3%	20.6%	1.4%	63.0%
Business Park / Industrial	0.0%	9.1%	11.8%	16.1%	37.0%
Total / Weighted Average	22.6%	27.4%	32.4%	17.6%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	113	175,420	2.4%	$3,113,179	2.6%	$17.75
2,501-10,000	254	1,343,100	18.6%	20,540,903	17.2%	15.29
10,001-20,000	102	1,380,839	19.1%	23,314,931	19.5%	16.88
20,001-40,000	51	1,391,648	19.2%	19,935,927	16.7%	14.33
40,001-100,000	21	1,281,668	17.7%	18,820,200	15.8%	14.68
100,000 +	12	1,664,294	23.0%	33,742,269	28.2%	20.27

Total / Weighted Average	553	7,236,969	100.0%	$119,467,409	100.0%	$16.51

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	20	749,073	$15,963,959	13.4%	3.6
2	BlueCross BlueShield	1	204,314	6,095,638	5.1%	8.2
3	CACI International	1	214,214	5,562,671	4.7%	1.5
4	BAE Systems Technology Solutions & Services	2	167,881	4,138,504	3.5%	4.9
5	ICF Consulting Group Inc.	1	127,946	3,528,751	3.0%	9.0
6	Sentara Healthcare	5	283,199	2,628,240	2.2%	5.2
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	7.2
8	State of Maryland - AOC	1	101,113	1,999,025	1.7%	4.5
9	Vocus, Inc.	1	93,000	1,718,234	1.4%	7.8
10	Montgomery County, Maryland	2	57,825	1,478,524	1.2%	6.4
11	Siemens Corporation	3	100,745	1,430,123	1.2%	1.1
12	Affiliated Computer Services, Inc	1	107,422	1,372,853	1.1%	1.5
13	First Data Corporation	1	117,336	1,331,764	1.1%	4.4
14	Odin, Feldman & Pittleman	1	53,918	1,210,459	1.0%	12.3
15	Lyttle Corp	1	54,530	1,146,766	1.0%	7.6
16	CVS Pharmacy	1	11,692	1,052,280	0.9%	12.8
17	General Dynamics	1	147,248	920,668	0.8%	4.6
18	DRS Defense Solutions, LLC	2	45,675	907,363	0.8%	2.6
19	Telogy Networks, Inc.	1	52,145	819,198	0.7%	2.9
20	McLean Bible Church	1	53,559	816,775	0.7%	9.0
21	National Women's Law Center	1	24,760	779,760	0.7%	7.7
22	Internet Society	1	30,037	728,932	0.6%	3.6
23	Zenith Education Group, Inc.	1	39,250	715,528	0.6%	4.1
24	Washington Sports Club	1	21,047	697,913	0.6%	9.4
25	ValueOptions, Inc.	1	37,850	682,814	0.6%	3.5

	Subtotal Top 25 Tenants	54	3,067,775	$59,833,692	50.1%	5.2
	All Remaining Tenants	499	4,169,194	59,633,717	49.9%	4.8

	Total / Weighted Average	553	7,236,969	$119,467,409	100.0%	5.0
Tenant Diversification by Industry

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected in triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	3	12,171	0.2%	$218,433	$17.95	8,166	$18.51	4,005	$16.81
2015	19	153,060	2.1%	2,719,857	17.77	97,198	20.87	55,862	12.38
2016	69	558,331	7.7%	11,305,424	20.25	275,164	27.94	283,167	12.77
2017	88	1,061,371	14.7%	18,075,704	17.03	446,098	24.27	615,273	11.78
2018	85	913,939	12.6%	13,541,420	14.82	412,844	18.53	501,095	11.75
2019	68	946,776	13.1%	13,179,488	13.92	271,872	18.87	674,904	11.93
2020	73	1,172,655	16.2%	17,037,408	14.53	516,626	21.35	656,029	9.16
2021	30	333,180	4.6%	4,403,633	13.22	82,963	19.86	250,217	11.02
2022	31	346,765	4.8%	5,092,129	14.68	117,133	23.92	229,632	9.97
2023	18	561,004	7.8%	12,263,690	21.86	348,077	26.74	212,927	13.88
2024	23	589,210	8.1%	10,251,496	17.40	334,784	22.02	254,426	11.32
Thereafter	46	588,507	8.1%	11,378,726	19.33	431,440	22.34	157,067	11.08
Total / Weighted Average	553	7,236,969	100.0%	$119,467,409	$16.51	3,342,365	$22.52	3,894,604	$11.35

(1)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot (2)

MTM	3	12,171	0.2%	$218,433	$17.95
2015 - Q3	7	32,012	0.4%	517,370	16.16
2015 - Q4	12	121,048	1.7%	2,202,488	18.20
2016 - Q1	18	71,343	1.0%	979,789	13.73
2016 - Q2	17	153,147	2.1%	2,095,116	13.68

Total / Weighted Average	57	389,721	5.4%	$6,013,196	$15.43

.

(1)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended June 30, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	92,340	22	$15.55	$16.03	6.2	$37.17	$6.04
First Generation New Leases	12,462	4	27.44	27.67	5.9	56.88	9.59
Second Generation New Leases	79,878	18	13.69	14.21	6.2	34.09	5.51
Renewal Leases	104,976	12	13.74	14.13	4.3	4.72	1.09
Total / Weighted Average	197,316	34	$14.58	$15.02	5.2	$19.91	$3.84

	Six Months Ended June 30, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year (2)
New Leases	220,303	41	$13.90	$14.31	6.8	$35.30	$5.17
First Generation New Leases	31,660	8	23.26	23.61	7.7	56.52	7.31
Second Generation New Leases	188,643	33	12.32	12.75	6.7	31.74	4.75
Renewal Leases	305,261	31	12.01	12.42	5.5	6.72	1.23
Total / Weighted Average	525,564	72	$12.80	$13.21	6.0	$18.70	$3.09

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended June 30, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	34,559	7	$17.94	$17.23	4.1%	$18.78	$17.13	9.6%	6.6
Renewal Leases	104,976	12	13.74	14.79	-7.2%	14.13	13.94	1.3%	4.3
Total / Weighted Average	139,535	19	$14.78	$15.40	-4.0%	$15.28	$14.73	3.7%	4.9

	Six Months Ended June 30, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Change	Base Rent	Previous Base Rent	Percent Change	Average Lease Term
New Leases	52,380	14	$15.54	$15.25	1.9%	$16.11	$14.88	8.3%	6.1
Renewal Leases	305,261	31	12.01	13.68	-12.2%	12.42	12.90	-3.7%	5.5
Total / Weighted Average	357,641	45	$12.53	$13.91	-10.0%	$12.96	$13.19	-1.7%	5.6

(1)	Excludes leasing activity at properties that were sold during the first quarter of 2015 (no properties were sold during the second quarter of 2015).

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended June 30, 2015 (1)			Six Months Ended June 30, 2015 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	214,065	104,976	49%	550,777	305,261	55%
Washington DC	9,069	0	0%	12,479	3,410	27%
Maryland	2,700	2,000	74%	48,745	26,157	54%
Northern Virginia	151,104	65,116	43%	369,901	219,923	59%
Southern Virginia	51,192	37,860	74%	119,652	55,771	47%

(1)	Excludes leasing activity at properties that were sold during the first six months of 2015.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Strategic Hold	151,198	$5,443,085	100.0%	100.0%	$36.00
440 First Street, NW	1	Capitol Hill	Value-Add	138,600	2,844,999	65.7%	50.1%	31.23
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,180,942	97.7%	97.7%	29.57
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,085	3,593,289	97.5%	96.8%	28.33
1401 K Street, NW	1	East End	Strategic Hold	117,458	3,309,576	82.8%	82.8%	34.03
Total / Weighted Average	6			914,912	$27,010,062	91.6%	89.1%	$32.22

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	101,113	$1,999,025	100.0%	100.0%	$19.77
Cloverleaf Center	4	Germantown	Strategic Hold	173,721	2,030,427	73.0%	73.0%	16.00
Hillside I and II(5)	2	Columbia	Strategic Hold	64,305	878,843	88.5%	71.5%	15.44
Metro Park North	4	Rockville	Strategic Hold	191,211	2,845,349	87.3%	87.3%	17.05
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	12,094,577	100.0%	100.0%	25.03
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,055,747	97.2%	94.1%	15.24
Total / Weighted Average	16			1,152,366	$21,903,969	92.8%	91.5%	$20.47

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	218,793	$3,308,043	82.9%	81.6%	$18.23
Cedar Hill	2	Tyson's Corner	Strategic Hold	102,632	2,248,858	100.0%	100.0%	21.91
Enterprise Center	4	Chantilly	Non-Core	188,933	2,100,154	66.7%	66.7%	16.66
Herndon Corporate Center	4	Herndon	Non-Core	128,359	1,322,138	68.7%	68.7%	14.99
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,562,671	100.0%	100.0%	25.97
Reston Business Campus	4	Reston	Non-Core	82,378	932,202	78.9%	66.1%	14.34
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,507,079	96.3%	96.3%	20.15
Van Buren Office Park	5	Herndon	Non-Core	106,683	1,067,311	82.2%	66.8%	12.17
Wiehle Avenue	1	Reston	Strategic Hold	130,048	2,915,925	100.0%	100.0%	22.42
Windsor at Battlefield	2	Manassas	Non-Core	155,511	1,680,138	79.9%	79.9%	13.51
Total / Weighted Average	26			1,508,370	$24,644,520	85.8%	83.8%	$19.05

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,721	$1,715,185	81.8%	76.6%	$12.21

Total / Weighted Average	50			3,747,369	$75,273,735	89.2%	87.1%	$22.52

Strategic Category(2)
Strategic Hold	28			2,728,112	$62,018,749	94.5%	93.6%	$24.05
Value-Add	3			357,393	6,153,042	76.3%	69.3%	22.58
Non-Core	19			661,864	7,101,944	74.2%	70.2%	14.45
Total / Weighted Average	50			3,747,369	$75,273,735	89.2%	87.1%	$22.52

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,713,319	91.1%	88.1%	$36.04
Aviation Business Park	3	Glen Burnie - MD		120,285	1,302,019	69.8%	68.0%	15.50
Prosperity Metro Plaza	2	Merrifield - NOVA		326,573	7,320,155	97.8%	90.5%	22.91
Total / Weighted Average	6			559,989	$12,335,492	90.4%	85.2%	$24.35

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)	Excludes 21,922 square feet of space that was placed into redevelopment during the first quarter of 2014.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,012,606	89.8%	89.8%	$14.29
Gateway 270 West	6	Clarksburg	Strategic Hold	252,295	3,035,988	90.4%	83.1%	13.31
Rumsey Center(5)	4	Columbia	Non-Core	135,015	1,501,625	100.0%	100.0%	11.12
Snowden Center	5	Columbia	Strategic Hold	145,267	2,301,648	100.0%	100.0%	15.84
Total / Weighted Average	22			845,423	$10,851,868	93.4%	91.2%	$13.75

Northern Virginia
Gateway Centre Manassas	3	Manassas	Non-Core	102,446	$785,226	79.0%	79.0%	$9.71
Linden Business Center	3	Manassas	Non-Core	109,809	809,455	78.4%	78.4%	9.40
Newington Business Park Center(6)	7	Lorton	Non-Core	255,600	2,361,586	83.9%	83.9%	11.01
Plaza 500(6)	2	Alexandria	Strategic Hold	500,955	4,756,096	87.7%	87.7%	10.82
Prosperity Business Center	1	Merrifield	Non-Core	71,373	805,880	92.5%	92.5%	12.21
Sterling Park Business Center(7)	7	Sterling	Strategic Hold	471,835	4,549,161	97.1%	97.1%	9.93
Total / Weighted Average	23			1,512,018	$14,067,404	88.9%	88.9%	$10.46

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$827,592	100.0%	100.0%	$8.56
Crossways Commerce Center(8)	9	Chesapeake	Strategic Hold	1,082,748	11,594,487	96.1%	96.1%	11.14
Greenbrier Business Park(9)	4	Chesapeake	Strategic Hold	411,180	4,212,903	90.4%	80.1%	11.33
Norfolk Commerce Park(10)	3	Norfolk	Strategic Hold	261,558	2,639,420	96.1%	93.7%	10.50
Total / Weighted Average	17			1,852,206	$19,274,402	95.0%	92.4%	$10.95

Total / Weighted Average	62			4,209,647	$44,193,674	92.5%	90.9%	$11.35

Strategic Category(2)
Strategic Hold	44			3,535,404	$37,929,901	93.7%	91.8%	$11.45
Value-Add	0			—	—	NA	NA	NA
Non-Core	18			674,243	6,263,772	86.4%	86.4%	10.75
Total / Weighted Average	62			4,209,647	$44,193,674	92.5%	90.9%	$11.35

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,933,222	88.6%	84.2%	$14.41

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Property was held for sale as of June 30, 2015, and was subsequently sold in July 2015.

(6)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.

(7)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(8)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(9)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(10)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate its operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
SAME-PROPERTY NOI
We define same-property NOI as NOI for our properties wholly owned and in-service during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, our same-property NOI may not be comparable to other REITs.
EBITDA
Management believes that EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Management believes that FFO is a useful measure of our operating performance. We compute FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income or loss before noncontrolling interests (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of rental property and impairments of rental property. We also exclude, from our FFO calculation, any depreciation and amortization related to third parties from our consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the periods presented. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
CORE FFO
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance fees from the prepayment of a note receivable, and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.
AFFO
Management believes that AFFO is a useful measure for comparative purposes to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.